Exhibit (b)(14)

Private and Confidential	Execution Version

Dated 25 October 2016

GRAND CHIP INVESTMENT S.À R.L.

FUJIAN GRAND CHIP INVESTMENT FUND LP

福建宏芯投资基金合伙企业(有限合伙)

and

ZHENDONG LIU (刘振东)

(as Subordinated Lenders)

and

GRAND CHIP INVESTMENT GMBH

(as Borrower)

in favour of

XIN RONG LEASING LIMITED

(as Agent)

SUBORDINATION DEED

THIS SUBORDINATION DEED is made on 25 October 2016

BETWEEN:-

(1)                                 GRAND CHIP INVESTMENT S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg, with its registered office at 14, rue Edward Steichen, L-2540, Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B-206.178;

FUJIAN GRAND CHIP INVESTMENT FUND LP (福建宏芯投资基金合伙企业(有限合伙), a limited partnership under the laws of the PRC which is registered by the Market Supervision Administration of Jinjiang Municipality under the number 91350582MA3467MLXM with its registered address at Enterprise Operation Center, Jiangpu Community, Chendai Town, Jinjiang, Quanzhou City, Fujian Province, PRC; and

ZHENDONG LIU (刘振东), a PRC national and holder of PRC identity card number 350524196711110018 whose business address is Room 1201, 12/F, Xiamen International Finance Center, 82 Zhanhong Road, Siming District, Xiamen, PRC (the “Personal Guarantor”);

(each a “Subordinated Lender” and collectively, the “Subordinated Lenders”);

(2)                                 GRAND CHIP INVESTMENT GMBH, a limited liability company incorporated under the laws of Germany registered with the commercial register of the local court in Frankfurt under HRB 104996 and with its registered address at c/o Paul Hastings (Europe) LLP, Siesmayerstr. 21, 60323 Frankfurt am Main, Germany (the “Borrower”); and

(3)                                 XIN RONG LEASING LIMITED acting on its own behalf and as security agent for and on behalf of the other Secured Parties (in such capacity, the “Security Agent”, which definition includes any successors, assignees and transferees).

WHEREAS:-

(A)                               By a facility agreement dated 25 October 2016 (the “Facility Agreement”) entered into by (1) the Borrower as borrower, (2) the bank and financial institution named therein as original lender (the “Lender”) and (3) the Security Agent as facility agent and security agent, the Lender has agreed, upon and subject to the terms of the Facility Agreement, to make available to the Borrower a term loan facility of up to Euro 500,000,000 (the “Facility”) for the purposes more particularly specified therein.

(B)                               It is one of the requirements under the Facility Agreement that the Subordinated Lenders and the Borrower shall have executed and delivered this Deed to the Security Agent.

NOW THIS DEED WITNESSES as follows:-

1.                                      DEFINITIONS AND CONSTRUCTION

1.1                               Terms defined

In this Deed, unless the context otherwise requires, terms used shall have the meanings defined in the Facility Agreement and:-

“Secured Obligations” means any and all moneys, liabilities and obligations (whether actual or contingent, whether as principal, surety or otherwise, whether now existing or hereafter arising, whether or not for the payment of money, and including, without limitation, any obligation or liability to pay damages) which are or may become payable by the Borrower or any other Obligor to the Finance Parties under or pursuant to the Finance Documents and/or all other obligations hereunder including, all legal and other costs, charges and expenses which the Security Agent may incur in enforcing or obtaining, or attempting to enforce or obtain, payment of any such moneys, debts and liabilities.

“Subordinated Indebtedness” means any loans in respect of which the Borrower is from time to time indebted to the Subordinated Lenders and all and any sums which are now or may hereafter become due, owing or incurred by the Borrower to the Subordinated Lenders, whether in respect of principal, interest or otherwise, on account of any advance, loan or payment made to or for the account of the Borrower.

“Subordinated Loan Agreement” means any loan agreement, facility letter or other document now or hereafter entered into between  a Subordinated Lender and the Borrower creating or evidencing the Subordinated Indebtedness (or any part thereof).

1.2                               Construction

The provisions of clause 1.2 (Constructions) of the Facility Agreement shall apply to this Deed as though they were set out in full in this Deed.

1.3                              Trust

All rights, benefits, interests, powers and discretions granted to or conferred on the Security Agent pursuant to this Deed shall be held by the Security Agent on trust for the benefit of itself as Security Agent and each other Finance Party from time to time. The Security Agent may do all acts within its powers to administer and manage the trust constituted by this Clause 1.3 (Trust) including any full or partial release by deed of the rights, benefits and interests conferred by Clauses 2.1 (Subordination) and 3.1 (Assignment) or the release of all or any part of the guarantee constituted by this Deed.  The trust constituted by this Clause 1.3 (Trust) shall come into existence on the date of this Deed and shall last for so long as any of the Guaranteed Obligations remain outstanding provided that for the purposes of the rule against perpetuities, the perpetuity period applicable to the trust and any recoveries made or to be made by the Security Agent pursuant to this Deed and this trust, is hereby specified as a period of eighty (80) years less one (1) day from the date of this Deed.

1.4                              Luxembourg terms

In this Agreement, where it relates to the Pledgor, a reference to:

(a)

an administration, liquidation, insolvency or dissolution includes, without limitation, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally; and

(b)	an administrator, liquidator, or the like includes, without limitation, a juge délégué, commissaire, juge-commissaire, liquidateur or curateur.

2.                                      SUBORDINATION OF INDEBTEDNESS

2.1                               Subordination

In consideration of the Lender agreeing to make the Facility available to the Borrower upon the terms and conditions of the Facility Agreement and as one of the requirements under the Facility Agreement, the Subordinated Lenders jointly and severally agree that throughout the continuance of this Deed and so long as the Secured Obligations or any part thereof remains owing:-

(a)	the Subordinated Indebtedness owing to any or all of them:-

(i)

is, and shall remain, subordinated and the payment thereof deferred to all and any rights, claims and actions which the Security Agent and the other Finance Parties may now or hereafter have against the Borrower in respect of the Secured Obligations;

(ii)

shall not be repaid or repayable, in whole or in part, except with the prior written consent of the Security Agent or in the event of the winding-up, liquidation or dissolution of the Borrower (or any proceedings analogous thereto);

	(iii)	shall not, except with the prior written consent of the Security Agent, be subject to payment of interest (although interest may accrue thereon);

	(iv)	is and shall remain unsecured by any Security over the whole or any part of the assets of the Borrower;

	(v)	is not, and shall not become capable of being, subject to any right of set-off or counterclaim;

(b)

the Subordinated Lenders shall not claim, request, demand, sue for, take or receive (whether by set-off or in any other manner and whether from the Borrower or any other person) any money or other property in respect of the Subordinated Indebtedness or any part thereof except with the prior written consent of the Security Agent;

(c)

if any monies (including the proceeds of any set-off or counterclaim) or other property are received in respect of the Subordinated Indebtedness by or on behalf of a Subordinated Lender, such Subordinated Lender shall forthwith pay or transfer the same to the Security Agent and the Security Agent shall apply the same in or towards satisfaction of the Secured Obligations in accordance with the terms of the Finance Documents; and

(d)

if any Security is created as security for the Subordinated Indebtedness then, immediately on the creation thereof, the benefit of such Security shall be assigned or transferred in favour of the Security Agent as security for the Secured Obligations and any instrument or agreement evidencing such Security shall be deposited with the Security Agent.

2.2                               Winding-Up of Borrower

In any proceedings for the compulsory or voluntary winding-up, liquidation or dissolution of the Borrower (or any proceedings analogous thereto):-

(a)

the Security Agent and the other Finance Parties shall be entitled to receive payment in full of the Secured Obligations before the Subordinated Lenders shall be entitled to receive any payment on account of the Subordinated Indebtedness or any part thereof;

(b)

the Subordinated Lenders jointly and severally agree that they will prove for the full amount of its claims in respect of the Subordinated Indebtedness and that any amounts payable to the Subordinated Lenders in respect of the Subordinated Indebtedness shall be applied in payment or satisfaction of the Secured Obligations until the whole of the Secured Obligations shall have been certified by the Security Agent as having been discharged and the remaining balance (if any) may be applied towards payment of the amounts owing to the Subordinated Lenders in respect of the Subordinated Indebtedness.

2.3                               Subordinated Loan Agreement

The Subordinated Lenders jointly and severally agree that:-

(a)	each and every Subordinated Loan Agreement now or hereafter entered into shall be subject in every respect to the terms of this Deed;

(b)	insofar as the terms of any Subordinated Loan Agreement or any transaction in connection therewith are or may be inconsistent with the terms of this Deed, the terms contained herein shall prevail;

(c)

no amendment to the principal amount, interest rate or payment terms shall be made to any Subordinated Loan Agreement except in writing and with the prior written approval of the Security Agent of the terms thereof; and

(d)

immediately after the execution of any Subordinated Loan Agreement or any agreement for the amendment of any Subordinated Loan Agreement, copies thereof shall be delivered to the Security Agent as evidence thereof.

2.4                               Trust

If at any time throughout the continuance of this Deed and so long as the Secured Obligations or any part remains owing, a Subordinated Lender receives from the Borrower a payment (including by way of set-off) or distribution in cash or in kind of, or an account of, the Subordinated Indebtedness, such Subordinated Lender shall:-

(a)	forthwith notify the Security Agent of such receipt;

(b)

hold any payment so received on trust, or, in the jurisdiction where the trust would not be recognized, as an agent (mandataire), for the Security Agent and the other Finance Parties in a separate account; and

(c)

pay and distribute any payment so received, or (in the case of a set-off) pay an equivalent amount, on demand, to the Security Agent for application in or towards satisfaction of the Secured Obligations in accordance with the terms of the Finance Documents.

3.                                      ASSIGNMENT OF SUBORDINATED INDEBTEDNESS

3.1                               Assignment

In consideration as aforesaid, the Subordinated Lenders hereby assign to the Security Agent by way of security all of their right, title, interest and benefit in and to the Subordinated Indebtedness and all and any moneys or other property which any of them may receive on account of the Subordinated Indebtedness or any part thereof and the full benefit of all rights and remedies relating thereto including, but not limited to, all claims and remedies for non-payment of the same and all claims under charges, encumbrances, guarantees and other Security and all proceeds and forms of remittance in respect of the same and the full benefit of all powers and provisions whatsoever contained in the relevant Subordinated Loan Agreements (or any of them) as a continuing security for the due and punctual performance and discharge of the Secured Obligations.

3.2                               Application

All monies or other property hereby assigned to or otherwise received by the Security Agent in respect of the Subordinated Indebtedness may be applied by the Security Agent to such account or liability hereby undertaken to be paid or otherwise hereby secured as the Security Agent in its absolute discretion may from time to time conclusively determine whether or not the same shall have become due and whether or not this Deed shall have become enforceable and any surplus for the time being may be retained by the Security Agent and held in a suspense account pending application as aforesaid.

3.3                               Performance and Indemnity

Notwithstanding the foregoing, the Subordinated Lenders shall remain liable to perform all the obligations to be performed by it in respect of the Subordinated Indebtedness and shall discharge fully its obligations thereunder as they become due and the Security Agent shall not have any obligation of any kind whatsoever thereunder or be under any liabilities whatsoever in the event of any failure to perform its obligations thereunder and the Subordinated Lenders hereby indemnify and agree to keep indemnified the Security Agent from and against any such liability.

3.4                               Release and Transfer

The Security Agent shall, upon the full performance and discharge of the Secured Obligations to the satisfaction of the Security Agent, at the request and cost of the Subordinated Lenders and in such form as the Security Agent shall reasonably approve, release, re-assign and transfer to the Subordinated Lenders, the Subordinated Indebtedness then the subject of the Security constituted by this Deed.

3.5                               No Discharge

The liabilities and obligations of the Subordinated Lenders under this Deed shall remain in force notwithstanding any act, omission, event or circumstance whatsoever until the full performance and discharge of the Secured Obligations to the satisfaction of the Security Agent and without limiting the foregoing, neither the liabilities of the Subordinated Lenders under this Deed nor the validity or enforceability of this Deed shall be prejudiced, affected or discharged by:-

(a)	the granting of any time or indulgence to the Borrower, any Subordinated Lender or any other person in respect of the Secured Obligations;

(b)	any variation or modification of any of the Finance Documents or any other documents referred to therein or related thereto;

(c)	the invalidity or unenforceability of any obligation or liability of any party under any of the Finance Documents or any other documents referred to therein or related thereto;

(d)	any invalidity or irregularity in the execution of any of the Finance Documents or any other documents referred to therein or relating thereto;

(e)

any lack of capacity or deficiency in the powers of the Borrower, any Subordinated Lender or any other person to enter into or perform any of its respective obligations under any of the Finance Documents to which it is party or any other documents referred to therein or related thereto or any irregularity in the exercise thereof or any lack of authority by any person purporting to act on behalf of the Borrower, any Subordinated Lender or such other person;

(f)	the insolvency, bankruptcy or liquidation or any incapacity, disability or limitation or any change in the constitution or status of the Borrower, any Subordinated Lender or any other person;

(g)

any Security, guarantee or other security or right or remedy being or becoming held by or available to the Security Agent or by any other person or by any of the same under any of the Finance Documents being or becoming wholly or partly void, voidable or unenforceable or impaired or by the Security Agent or at any time releasing, refraining from enforcing, varying or in any other way dealing with any of the same or any power, right or remedy the Security Agent may now or hereafter have from or against any Subordinated Lender, the Borrower or any other person;

(h)

any waiver, exercise, omission to exercise, compromise, renewal or release of any rights against the Borrower or any Subordinated Lender or any other person or any compromise, arrangement or settlement with any of the same; or

(i)	any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Deed or the liability of any Subordinated Lender hereunder.

3.6                               No Subrogation

(a)

The Subordinated Lenders shall not exercise any right of subrogation, contribution or any other rights of a surety or enforce any security or other right or claim against the Borrower (whether in respect of its liability under this Deed or otherwise) or any other person who has guaranteed or given any security in respect of the Secured Obligations or claim in the insolvency or liquidation of the Borrower or any such other person in competition with the Security Agent.

(b)

If the Borrower or any Subordinated Lender receives any payment or benefit in breach of this Clause 3.6 (No Subrogation), it shall hold the same upon trust for the Security Agent as a continuing security for the Secured Obligations.

4.                                      ACKNOWLEDGEMENT BY BORROWER

The Borrower acknowledges the subordination and assignment of the Subordinated Indebtedness and warrants and undertakes throughout the continuance of this Deed and so long as the Secured Obligations or any part thereof remains owing that:-

(a)                                 after the occurrence of a Default it will make all payments in full without set-off or counterclaim due in respect of the Subordinated Indebtedness to the Security Agent or as the Security Agent shall direct and it will comply with all the other provisions of this Deed and it will not do, take part in or take the benefit of anything which would or may breach the provisions of this Deed;

(b)                                 it will promptly notify the Security Agent whenever it incurs any Subordinated Indebtedness; and

(c)                                  it has no notice of any prior disposal of or charge or encumbrance over the Subordinated Indebtedness or any part thereof to any other person.

5.                                      CONTINUING EFFECT AND UNRESTRICTED ENFORCEMENT

5.1                               Continuing Effect

This Deed shall remain in full force and effect notwithstanding the insolvency or liquidation or any incapacity or change in the constitution or status of any Subordinated Lender, the Borrower or any other person and in particular but without limitation shall not be, nor be considered as, satisfied by any intermediate discharge or payment on account of any liabilities or any settlement of accounts between the Borrower or any Subordinated Lender and the Security Agent.

5.2                               Independent Obligations

This Deed shall be in addition to and not in substitution for or derogation of any other Security, guarantee or other security (whether given by any or all of the Subordinated Lenders, the Borrower or otherwise) now or from time to time hereafter held by the Security Agent in respect of or in connection with the Secured Obligations.

5.3                               Unrestricted Enforcement

The Security Agent need not before exercising any of the rights, powers or remedies conferred upon it by this Deed or by law (i) take action or obtain judgment against the Borrower or any Subordinated Lender or any other person in any court, (ii) make or file any claim or prove in a winding-up or liquidation of the Borrower or any Subordinated Lender or of any other person or (iii) enforce or seek to enforce the recovery of the moneys and liabilities hereby secured by any other security or other rights and may be enforced for any balance due after resorting to any one or more other means of obtaining payment or discharge of the monies obligations and liabilities hereby secured.

6.                                      REPRESENTATIONS AND WARRANTIES

6.1                               Representations and Warranties by the Subordinated Lenders

The Subordinated Lender each represents and warrants to the Security Agent that:-

(a)                                Status: each Subordinated Lender (other than the Personal Guarantor) is a corporation or company duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has full power, authority and legal right to own its property and assets and to carry on its business as such business is now being conducted;

(b)                                Power and authority: each Subordinated Lender has the power to enter into, perform and deliver, and has taken all necessary action to authorise its / his  entry into, performance and delivery of, this Deed and the transactions contemplated by this Deed, and no limit on its / his powers will be exceeded as a result of the grant of security or giving of guarantees or indemnities contemplated by this Deed;

(c)                                 Legal validity: this Deed constitutes or, when so executed and delivered, will constitute the legal, valid and binding obligations of each Subordinated Lender enforceable in accordance with its terms;

(d)                                Non-conflict with laws: the entry into and performance of this Deed and the transactions contemplated by this Deed do not and will not conflict with (i) any law or regulation applicable to each Subordinated Lender, or (ii) the constitutional documents of each Subordinated Lender (other than the Personal Guarantor), or (iii) any agreement or instrument binding upon each Subordinated Lender or any asset of it / his;

(e)                                 Validity and admissibility in evidence: all Authorisations required or desirable:

(i)                                     to enable each Subordinated Lender to lawfully to enter into, exercise its / his rights and comply with its / his obligations in this Deed

(ii)                                  to make this Deed admissible in evidence in its Relevant Jurisdictions;

(iii)                               to enable it / him to create the Transaction Security expressed to be created by it / him pursuant to this Deed and to ensure that this Deed has the priority and ranking it is expressed to have;

(iv)                              to implement or effect the Takeover Offer and for the Borrower to acquire the relevant Target Securities pursuant to the Takeover Offer; and

(v)                                 for each member of the Group to carry on their business, and which are material,

have been obtained or effected and are in full force and effect;

(f)                                  No Registration: it is not necessary to file, register or record this Deed in any public place or elsewhere except as expressly required in any legal opinion required to be issued pursuant to Schedule 2 of the Facility Agreement;

(g)                                 Governing law and enforcement: the choice of Hong Kong law as the governing law of this Deed and any judgment obtained in Hong Kong will be recognised and enforced in its / his  Relevant Jurisdiction;

(h)                                 Sole and beneficial owner: each Subordinated Lender is or will be the sole, absolute and beneficial owner of the Subordinated Indebtedness and has good and marketable title thereto;

(i)                                     Legal and binding obligations: the obligations under the Subordinated Loan

Agreement are or will be legal, valid and binding and enforceable in accordance with their terms and the Borrower is not in default in respect of any provision thereof;

(j)                                    Security: no Security exists in any of its rights, title, interests or benefits in the Subordinated Indebtedness; and

(k)                                 Third party right: each Subordinated Lender has not sold or otherwise disposed of any of the Subordinated Indebtedness or granted in favour of any other person any interest in or any option or other rights in respect of any of the Subordinated Indebtedness.

6.2                               Representations and Warranties by the Borrower

The Borrower represents and warrants to the Agent in the terms of clause 17 (Representations) of the Facility Agreement mutatis mutandis.

6.3                               Continuing Representation and Warranty

The foregoing representations and warranties made by the Subordinated Lenders are deemed to be made by each of them  by reference to the facts and circumstances then existing on the first date of each Utilisation Request and the first date of each Interest Period.

7.                                      TAX AND OTHER DEDUCTIONS

7.1                               Tax Gross-up

(a)                                 All sums payable by the Borrower and each Subordinated Lender or any other person under this Deed shall be paid in full without any restriction or condition and free and clear of any Tax or other deductions or withholdings of any nature.

(b)                                 If at any time the Borrower or any Subordinated Lender or any other person is required in any jurisdiction to make any deduction or withholding in respect of Tax or otherwise from any payment due under this Deed for the account of the Security Agent (or if the Security Agent is required to make any such deduction or withholding from a payment to the Borrower), the sum due from the Borrower or any Subordinated Lender in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Security Agent receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made.

(c)                                  All Tax required by law to be deducted or withheld by the Borrower or any Subordinated Lender from any amount paid or payable under this Deed shall be paid by the Borrower or such Subordinated Lender (as the case may be) when due (except for such amounts being disputed by the Borrower or such Subordinated Lender in good faith) to the relevant tax authority.

7.2                               Tax Indemnity

The Borrower and Subordinated Lender shall jointly and severally indemnify the Security Agent against any losses or costs incurred by any of them by reason of:

(a)                                 any failure of the Borrower or any Subordinated Lender or any other person to make any such deduction or withholding referred to in Clause 7.1 (Tax Gross-Up); or

(b)                                 any increased payment referred to in Clause 7.1 (Tax Gross-Up) not being made on the due date for such payment; or

(c)                                  any Tax which are being disputed by the Borrower or any Subordinated Lender and remaining unpaid; and

(d)                                 any liability suffered (directly or indirectly) for or on account of Tax by the Security Agent in respect of any payment received or receivable or deemed to be received or receivable under this Deed.

7.3                               Evidence of Proof

The Borrower and Subordinated Lender shall promptly deliver to the Security Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

8.                                      COSTS, CHARGES AND EXPENSES

8.1                               Costs, Charges and Expenses

The Subordinated Lenders and the Borrower shall from time to time forthwith on demand pay to or reimburse the Security Agent for:

(a)                                all expenses (including legal, printing and out-of-pocket expenses) incurred by the Security Agent in connection with the negotiation, preparation and execution of this Deed and any amendment or extension of or the granting of any waiver or consent under this Deed; and

(b)                                all costs, charges and expenses (including legal fees) on a full indemnity basis incurred by the Security Agent in connection with the enforcement of or preservation of any rights under this Deed, or otherwise in respect of the monies owing under this Deed.

8.2                               Stamp Duty

The Subordinated Lenders and the Borrower shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Security Agent) imposed on or in connection with this Deed and shall indemnify the Security Agent against any liability arising by reason of any delay or omission by any Subordinated Lender and/or the Borrower to pay such duties or taxes.

9.                                      UNDERTAKINGS

9.1                               Undertakings by the Subordinated Lenders

The Subordinated Lenders each hereby undertakes and agrees with the Security Agent, throughout the continuance of this Deed and so long as the Secured Obligations or any part thereof remains owing that, unless the Security Agent (acting on the instructions of the Majority Lenders) otherwise agrees in writing, it / he will:-

(a)                                 No Security:  not create or permit to exist any Security over all or any part of the

Subordinated Indebtedness or any interest therein or otherwise sell, transfer, assign, deal with or dispose of all or any part of the Subordinated Indebtedness or attempt or agree to do any of the same (except under or pursuant to this Deed);

(b)                                 Beneficial Owner:  subject to the provisions of this Deed, at all times remain the sole, absolute and beneficial owner of the Subordinated Indebtedness;

(c)                                  No Waiver of Liabilities:  not waive, release, compromise or vary the liability of the Borrower in relation to the Subordinated Indebtedness or do or omit to do any act or thing whereby the recovery in full of any monies payable in respect thereof may be prejudiced or affected;

(d)                                 Information: give to the Security Agent such information regarding the amount and terms of the Subordinated Indebtedness as the Security Agent may reasonably require;

(e)                                  Performance:  subject to the provisions of this Deed, duly observe and perform all its / his obligations under the Subordinated Loan Agreement; and

(f)                                   No depreciation to Security Agent’s rights: not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value of the Security Agent’s rights hereunder or any Security created by this Deed.

9.2                               Undertakings by the Borrower

The Borrower undertakes and agrees with the Security Agent in the terms of Clauses 9.1(d) to (f) mutatis mutandis.

10.                               NO SECURITY BY SUBORDINATED LENDER

The Subordinated Lenders each represent to and undertake with the Security Agent that it / he has not taken and will not take any Security in respect of its liability under this Deed whether from the Borrower or any other person.

11.                               INDEMNITY

11.1                        General Indemnity

The Subordinated Lenders and the Borrower hereby severally undertakes with the Security Agent to indemnify and keep indemnified the Security Agent, any nominee, agent, officer or employer thereof from and against all costs, charges and expenses which the Security Agent shall incur in connection with the exercise of any powers conferred by this Deed or the perfection, preservation or enforcement of the Security created by this Deed.

11.2                        Currency Indemnity

(a)                                 If an amount due to the Security Agent from any Subordinated Lender or the Borrower under the Facility Agreement and/or any of the Finance Documents (a “sum”), or any order, judgment or award given or made in relation to a sum, has to be converted from the currency (the “first currency”) in which that sum is payable into another currency (the “second currency”) for the purpose of:

(i)                                     making or filing a claim or proof against such Subordinated Lender or, as the case may be, the Borrower;

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

Each Subordinated Lender or, as the case may be, the Borrower shall, as an independent obligation to the Security Agent, indemnify the Security Agent to whom that sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that sum from the first currency into the second currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that sum.

(b)                                 Each Subordinated Lender or, as the case may be, the Borrower hereby waives any right it may have in any jurisdiction to pay any amount under the Facility Agreement and/or any Finance Document in a currency or currency unit other than that in which it is expressed to be payable.

11.3                        Payment and Security

The Security Agent may retain and pay out of any money in the hands of the Security Agent all sums necessary to effect the indemnity contained in this Clause 11.3 (Payment and Security) and all sums payable by the Subordinated Lenders or the Borrower under this Clause 11.3 (Payment and Security) shall form part of the monies hereby secured.

12.                               SUSPENSE ACCOUNT

The Security Agent may, place and keep any monies received under this Deed, (whether before or after the insolvency or liquidation of any Subordinated Lender or the Borrower) to the credit of a suspense account in order to preserve the rights of the Security Agent to sue or prove for the whole amount in respect of claims against either Subordinated Lender, the Borrower or any other person.

13.                               SET OFF

The provisions of clause 30 (Set-off) of the Facility Agreement (with any necessary consequential amendments) shall be deemed to be incorporated into this Deed as if they were set out in full in this Deed.

14.                               POWER OF ATTORNEY

14.1                        Power of Attorney

The Subordinated Lenders and the Borrower irrevocably appoints the Security Agent, and any persons deriving title under it by way of security severally to be its attorney (with full power of substitution) and in its name or otherwise on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be required or which the Security Agent shall think proper or reasonably expedient for carrying out any obligations imposed on the Subordinated Lenders and the Borrower or any of them hereunder or for exercising, any of the powers conferred by this Deed or for giving to the Security Agent the full benefit of this security and so that this appointment shall operate to authorise the Security Agent to do on behalf of the Subordinated Lenders and the Borrower anything it can lawfully do by an attorney.  The Subordinated Lenders and the Borrower each ratifies and confirms and agrees to ratify and confirm any deed, instrument, act or thing which such attorney or substitute may execute or do in exercising its powers conferred by this Clause 14.1 (Power of Attorney).

14.2                        Delegation

The Security Agent may delegate to any person all or any of the rights or powers conferred on it by this Deed or by law.  Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as the Security Agent thinks fit.

15.                               FURTHER ASSURANCE

The Subordinated Lenders and the Borrower jointly and severally agree that at any time and from time to time upon the written request of the Security Agent it / he will promptly and duly execute and deliver any and all such further instruments and documents as the Security Agent may require (and in such form as the Security Agent may require) for the purpose of obtaining the full benefit of this Deed and preserving, improving or enforcing all or any of the rights and powers herein granted, or otherwise in respect of the Subordinated Indebtedness.  The Subordinated Lenders and the Borrower each undertakes to comply immediately with any such requirement and shall do all such acts and things as the Security Agent may require for the purpose of perfecting its rights to and in respect of the Subordinated Indebtedness.

16.                               THE SECURITY AGENT

16.1                        Security Agent as trustee

The Subordinated Lenders and the Borrower acknowledge that:-

(a)         the representations, warranties and undertakings given by them and contained in this Deed;

(b)         the other rights, title and interests constituted by this Deed; and

(c)         all other monies and assets paid to, held by or received or recovered by the Security Agent under or in connection with this Deed,

are held by the Security Agent on trust for the Finance Parties.

16.2                        Liability

The Security Agent shall have no liability to any Subordinated Lender or the Borrower for any omission or any act taken by it in connection with its rights, powers, duties or obligations under this Deed except in the case of gross negligence or wilful misconduct on its part.

17.                               NOTICES

17.1                        Notices

The provisions of clause 31 (Notices) of the Facility Agreement shall apply to this Deed as though they were set out in full in this Deed.

17.2                        Addresses

The address, fax number and (if applicable) email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed is:-

(a)           in the case of the Subordinated Lenders, that identified with their name below; and

(b)           in the case of the Borrower and the Security Agent, that specified in the Facility Agreement,

or any substitute address, fax number or (if applicable) email address or department or officer as the Party may notify to the Security Agent (or the Security Agent may notify to the other Parties, if a change is made by the Security Agent) by not less than five (5) Business Days’ notice.

18.                               WAIVERS, AMENDMENTS AND CONSENTS, REMEDIES, SEVERABILITY, ASSIGNMENT & COUNTERPARTS

18.1                        Waivers

No failure or delay on the part of the Security Agent to exercise any power, right or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise by the Security Agent of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

18.2                        Amendments and Consents

(a)                                 Any amendment of any provision of this Deed shall only be effective if made in accordance with provisions with this Deed and if all parties hereof so agree in writing and any waiver of any breach or default under this Deed shall only be effective if the Security Agent agrees in writing.  Any consent by the Security Agent under this Deed must be made in writing.

(b)                                 Any such waiver or consent may be given subject to any conditions thought fit by the Security Agent and shall be effective only in the instance and for the purpose for which it is given.

18.3                        Remedies

The remedies provided in this Deed are cumulative and are not exclusive of any remedies provided by law.

18.4                        Severability

If any provision of this Deed is prohibited or unenforceable in any jurisdiction such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction.

18.5                        Assignment

The Security Agent may:

(a)                                 assign any of its rights; or

(b)                                 transfer by novation any of its rights and obligations,

(c)                                  under this Deed to any successor Security Agent in accordance with clause 26 (Change of Security Agent) of the Facility Agreement.

Each of the Subordinated Lenders and the Borrower hereby expressly accepts and confirms, for the purposes of article 1278 and fff. of the Luxembourg civil code, that notwithstanding any assignment, transfer and/or novation permitted under, and made in accordance with, the provisions of this Deed, the Security created under this Deed shall be preserved for the benefit of any successor or transferee of the Security Agent and shall benefit to any new Secured Party. None of the Subordinated Lenders nor the Borrower shall assign or transfer any of their rights or obligations under this Deed.

18.6                        Counterparts

This Deed may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Deed by signing any such counterpart.

18.7                        Execution as a deed

It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

19.                               GOVERNING LAW AND JURISDICTION

19.1                        Governing Law

This Deed is governed by and construed in accordance with the laws of Hong Kong.

19.2                        Enforcement

The provisions of clause 38 (Enforcement) of the Facility Agreement shall be deemed incorporated in this Deed mutatis mutandis as if set out separately in this Deed.

IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered by the Subordinated Lenders and the Borrower as its deed on the day and year first above written.

SIGNATURE PAGE

The Subordinated Lenders

EXECUTED and DELIVERED as a DEED by				)
GRAND CHIP INVESTMENT S.À R.L.				)
by				)

/s/ Liu Zhendong		/s/ Qian Zhao
Name:	Liu Zhendong	Name:	Qian Zhao
Title:	Class A manager	Title:	Class B manager

in the presence of: Xue Bei Ni

[ILLEGIBLE]
Signature of Witness

EXECUTED and DELIVERED as a DEED by				)
FUJIAN GRAND CHIP INVESTMENT FUND LP				)
福建宏芯投资基金合伙企业(有限合伙))
by				)

/s/ Liu Zhendong
Name:	Liu Zhendong	Name:
Title:	Director	Title:	Director
in the presence of: Xue Bei Ni

[ILLEGIBLE]
Signature of Witness

EXECUTED and DELIVERED as a DEED by	)
/s/ Zhendong Liu	)
ZHENDONG LIU (刘振东)

in the presence of: Xue Bei Ni

[ILLEGIBLE]
Signature of Witness

The Borrower

EXECUTED and DELIVERED as a DEED by	)
GRAND CHIP INVESTMENT GMBH	)
by	)

/s/ Liu Zhendong
Name: Liu Zhendong
Title: Director
in the presence of: Xue Bei Ni

[ILLEGIBLE]
Signature of Witness

The Agent

XIN RONG LEASING LIMITED

/s/ Du Yang
Name:	Du Yang
Title:	Director